Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-22745 of Diamond Offshore Drilling, Inc. on Form S-8 of our report dated June 29 , 2006, appearing in this Annual Report on Form 11-K of Diamond Offshore 401(k) Plan for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
June 29, 2006

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